UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2023

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2023, Adamis Pharmaceuticals Corporation (the “Company”) held a special meeting of stockholders virtually (the “Meeting”), to consider proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2023 (as amended or supplemented, the “Proxy Statement”). At the Meeting, stockholders holding and entitled to vote 94,687,039 shares of common stock of the Company (“Common Stock”), or approximately 57% of the outstanding shares of Common Stock, and 3,000 shares of Series C Convertible Preferred Stock of the Company (“Series C Preferred”), constituting 100% of the outstanding shares of Series C Preferred and with each share of Series C Preferred entitled to 1,000,000 votes per shares with respect to Proposal 2 and Proposal 4 considered at the Meeting, on the record date for the Meeting, were present either by attendance via live webcast or by proxy. At the Meeting, the stockholders voted on the proposals as described below, each of which is described in the Proxy Statement. As described in the Proxy Statement, shares of Series C Preferred may only vote on the Proposal 2, the reverse stock split proposal (and any related proposal to adjourn the meeting to solicit additional proxies with respect to such proposal, such as Proposal 4), vote with the Common Stock as a single class, and are, to the extent cast, voted in the same proportion as the aggregate shares of Common Stock (excluding any shares of Common Stock that are not voted) are voted on the reverse stock split proposal.

The final results for each of the matters voted on at the Meeting were as follows:

1. Approve the issuance of shares of Adamis common stock and Series E Convertible Preferred Stock pursuant to the Agreement and Plan of Merger and Reorganization dated as of February 24, 2023, and entered into by and among Adamis, Aardvark Merger Sub, Inc., and DMK Pharmaceuticals Corporation.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
39,505,725	17,699,440	378,196	37,103,678

The proposal was approved.

2.       To adopt and approve an amendment to the Company’s restated certificate of incorporation to authorize the Board of Directors (the “Board”) of the Company to effect a reverse stock split of the Company’s common stock by a ratio of not less than 1-for-2 and not more than 1-for-100, with the Board having the discretion as to whether or not the reverse split is to be effected, and with the exact ratio of any reverse split to be set at a whole number within the above range as determined by the Company’s Board in its discretion before August 31, 2023.

With respect to the shares of Common Stock present in person or by proxy at the Meeting, votes “For” were 70,388,021; votes “Against” were 23,525,085; votes withheld were 773,933; and there were no broker non-votes. Including the votes of the Series C Preferred, voting results were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
2,318,892,750	775,020,356	773,993

The proposal was approved.

3.       Proposal 3. To approve, on a non-binding basis, the compensation that may become payable to Adamis’ named executive officers in connection with or following the proposed merger with DMK Pharmaceuticals Corporation.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
33,776,767	23,287,072	519,522	37,103,678

The proposal was approved.

4.       Approval of the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to adopt Proposals 1 and 2.

With respect to the shares of Common Stock present in person or by proxy at the Meeting, votes “For” were 70,625,012; votes “Against” were 23,294,266; votes withheld were 767,761; and there were no broker non-votes. Including the votes of the Series C Preferred, voting results were as follows:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
2,326,552,022	767,367,256	767,761	--

The proposal was approved.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: May 16, 2023	By:	/s/ David C. Benedicto
	Name:	David C. Benedicto
	Title:	Chief Financial Officer